Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): January 18, 2005.

AirRover Wi-Fi Corp.
(Exact name of registrant as specified in its charter)

Delaware	33-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 923-1034

Form 8-K
AirRover Wi-Fi Corp.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 18, 2005, pursuant to an agreement and plan of reorganization, we acquired all of the outstanding capital stock of Diamond I Technologies, Inc., a Nevada corporation (“Diamond I”), by issuing a total of 70,591,026 shares of our common stock to the shareholders of Diamond I. The reorganization agreement provides for further issuances of shares of our common stock, upon Diamond I’s satisfying certain performance standards, as follows: (a) we are obligated to issue an additional 35,295,513 shares to the shareholders of Diamond I, if, on or before the date which is two years from the consummation of the reorganization agreement, Diamond I shall have completed the design and installation of a hand-held Wi-Fi-based gaming system in a first-class hotel/casino with no fewer than 400 guest rooms located in the State of Nevada (the ““Target System”), to the effect that the Target System is 100% operational and ready for use by guests of the host hotel/casino, which readiness shall include the approval of the Nevada Gaming Commission; and (b) we are obligated to issue an additional 35,295,513 shares to the shareholders of Diamond I, if, on or before the date which is five years from the consummation of the reorganization agreement, the Target System shall have operated at a profit, as determined by generally accepted accounting principles, for a period of three consecutive months. In addition, we are required to provide to Diamond I a total of $3,000,000 as operating capital, as follows: (i) within one month of the consummation of the reorganization agreement, we must provide to Diamond I the sum of $100,000; (ii) within six months of the consummation of the reorganization agreement, we must provide to Diamond I the additional sum of $400,000; (iii) within nine months of the consummation of the reorganization agreement, we must provide to Diamond I the additional sum of $500,000; and (iv) within one year of the consummation of the reorganization agreement, we must provide to Diamond I the additional sum of $2,000,000. Should we fail to provide any portion of these funds on or before the required dates, we are required to deliver to the former owners of Diamond I 100% of the then-outstanding shares of common stock of Diamond I. Should this occur, we would no longer have any interest in Diamond I or its business. Currently, we possess the funds required to satisfy the first payment obligation; however, we do not currently possess adequate funds with which to satisfy our other funding obligations to Diamond I. While management expects to be able to secure the necessary funds, there is no assurance that we will be able to do so.

In determining the number of shares of our common stock to be issued to the shareholders of Diamond I, our board of directors did not employ any standard valuation formula or any other standard measure of value. Rather, the number shares issued to the shareholders of Diamond I was determined through arm’s-length negotiations.

Diamond I has developed a hand-held Wi-Fi-based gaming system for on-premises use by casinos/resorts. Diamond I’s gaming system, based on a patent-pending security system, would permit casino patrons to secure a PDA device from the casino that would enable the patrons to enjoy in-room and pool-side gaming action, as well as other casino services. Diamond I has previewed the system for private audiences in client-and-regulatory-specific presentations (where necessary, Diamond I intends to seek regulatory approval of its gaming system).

Item 7.01.	Regulation FD Disclosure.
Press Release
On January 18, 2005, we issued the press release reproduced below:
AirRover Closes Acquisition of Diamond I Technologies
Acquisition Marks New Course Focusing on Innovative Wi-Fi-Based Products

LAS VEGAS, Nv, January 18, 2005 -- AirRover Wi-Fi Corp. (AVWF), a Wi-Fi-based communications solutions company, announced today that it has completed the acquisition of Diamond I Technologies, Inc., a privately-held, Los Angeles, CA-based computer software developer. Diamond I has developed a hand-held Wi-Fi-based gaming system for on-premises use by casinos/resorts. Diamond I’s gaming system, based on a patent-pending security system, would permit casino patrons to secure a PDA device from the casino that would enable the patrons to enjoy in-room and pool-side gaming action, as well as other casino services. The acquisition of Diamond I was made solely for shares of AirRover’s common stock.

“This acquisition marks the start of a new direction for our company,” said David Loflin, president of AirRover. “We are now on a course to focus on bringing new Wi-Fi-based products to market, like the exciting and innovative product developed by Diamond I. We believe the future of Wi-Fi lies in product innovation, well beyond the traditional hotspot,” added Mr. Loflin.

“I’m very pleased and excited that the merger went through. AirRover’s technology offers a lot of value to the combined companies and many positive developments are in store for us,” said Jason Davis, president and CEO of Diamond I.

“We look forward to the convergence of our technologies and teams with AirRover’s. Our combined resources should allow us to revolutionize the gaming industry; we intend to live up to our creed: Evolution through Innovation,” stated Mike Prasad, CTO of Diamond I.

Beginning early in February 2005, Diamond I will be offering to the public a web-based preview of its hand-held Wi-Fi-based gaming system, known as “WifiCasino GS Concierge and Gaming System”. Diamond I already has previewed the system for private audiences in client-and-regulatory-specific presentations (where necessary, Diamond I intends to seek regulatory approval of its gaming system). This interactive web-based preview will give the general public a comprehensive first-look at the system’s innovative features. Wifi Casino GS is expected to revolutionize the casino/resort experience by offering access to casino games and hotel services essentially anywhere on a casino/resort’s premises and is made secure and reliable by its patent-pending security system. Diamond I’s web address is www.diamonditech.com.

According to statistics provided to Diamond I by certain Nevada casinos, Diamond I’s hand-held gaming devices could increase the gaming revenues of the casinos by up to 10%. Diamond I expects that it will receive a percentage of net revenues generated by its gaming systems. For 2003, worldwide casino-based gaming revenues has been estimated to have been approximately $800 billion.

About AirRover Wi-Fi Corp.

AirRover Wi-Fi Corp. is a development-stage company that focuses on bringing new Wi-Fi-based products to market. The company also provides Wi-Fi Internet access in Louisiana, Arizona, Maryland, Pennsylvania, Nebraska and Washington, D.C. The term "Wi-Fi" (wireless fidelity) refers to an industry standard for wireless equipment that meets published 802.11(x) standards. Wi-Fi equipment operates in unlicensed spectra, such as 2.4 and 5.8 Ghz.

Forward-Looking Statements

Certain statements in these interviews and news releases may constitute "forward looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward looking statements involve risk, uncertainties, and other factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements. Certain statements contained in the interviews are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve numerous risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of AirRover’s products and services and markets for such products and services, the timing and level of customer orders, competitive products and service, changes in economic conditions and other risks and uncertainties. Although AirRover believes the statements are reasonable, it can give no assurance that such expectations will prove correct. AirRover cautions that any forward-looking statements contained herein are not a guarantee of future performance and that actual results may differ materially.

Contact: AirRover Wi-Fi Corp., Baton Rouge David Loflin, 225-923-1034 dloflin@airroverwifi.com
* * * END OF PRESS RELEASE * * *

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.
The financial statements required by this Item 9.01(a) will be filed within 71 calendar days after the date that this initial Current Report on Form 8-K must be filed.
(b)	Pro Forma Financial Information.
The financial statements required by this Item 9.01(b) will be filed within 71 calendar days after the date that this initial Current Report on Form 8-K must be filed.
(c)	Exhibits.
Exhibit No.	Description
10.1	Agreement and Plan of Reorganization among AirRover Wi-Fi Corp., Air-Q Corp., Diamond I Technologies, Inc., Jason P. Davis, Mike Prasad, Ryan Hayden, Larry Shultz and Clayton D. Carter.
10.2	Agreement of Merger among AirRover Wi-Fi Corp., Air-Q Corp. and Diamond I Technologies, Inc.
10.3	Continuity of Interest Agreement among AirRover Wi-Fi Corp., Air-Q Corp., Jason P. Davis, Mike Prasad, Ryan Hayden, Larry Shultz and Clayton D. Carter.
10.4	Employment Agreement among AirRover Wi-Fi Corp., Air-Q Corp. and Jason P. Davis.
10.5	Employment Agreement among AirRover Wi-Fi Corp., Air-Q Corp. and Mike Prasad.
10.6	Employment Agreement among AirRover Wi-Fi Corp., Air-Q Corp. and Ryan Hayden.
10.7	Employment Agreement among AirRover Wi-Fi Corp., Air-Q Corp. and Clayton D. Carter.
10.8	Consulting Agreement between AirRover Wi-Fi Corp. and Larry Shultz.
10.9	Indemnity Agreement between AirRover Wi-Fi Corp. and Jason P. Davis.
10.10	Indemnity Agreement between AirRover Wi-Fi Corp. and Mike Prasad.
10.11	Indemnity Agreement between AirRover Wi-Fi Corp. and Ryan Hayden.
10.12	Indemnity Agreement between AirRover Wi-Fi Corp. and Clayton D. Carter.
10.13	Indemnity Agreement between AirRover Wi-Fi Corp. and Larry Shultz.
10.14	Confidentiality Agreement between Air-Q Corp. and Jason P. Davis.
10.15	Confidentiality Agreement between Air-Q Corp. and Mike Prasad.
10.16	Confidentiality Agreement between Air-Q Corp. and Ryan Hayden.
10.17	Confidentiality Agreement between Air-Q Corp. and Clayton D. Carter.
10.18	Confidentiality Agreement between AirRover Wi-Fi Corp. and Larry Shultz.
10.19	Agreement Not to Compete between Air-Q Corp. and Jason P. Davis.
10.20	Agreement Not to Compete between Air-Q Corp. and Mike Prasad.
10.21	Agreement Not to Compete between Air-Q Corp. and Ryan Hayden.
10.22	Agreement Not to Compete between Air-Q Corp. and Clayton D. Carter.
10.23	Agreement Not to Compete between AirRover Wi-Fi Corp. and Larry Shultz.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: January 20, 2005.	AIRROVER WI-FI CORP.

By:	/s/ DAVID LOFIN
David Loflin
President